Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment Number 2 to the Registration Statement (Form S-8 No. 2-68696) pertaining to the State Street Salary Savings Program of our report dated May 11, 2004, with respect to the financial statements and schedule of the State Street Salary Savings Program included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Boston, Massachusetts
June 22, 2004